ADT LIMITED
                     (since renamed TYCO INTERNATIONAL LTD.)

Exhibit No. 11.1

Computation of Earnings (Loss) per Common Share

Six months ended June 30                                    1997        1996
                                                             $m          $m

Net income (loss)                                           56.9      (676.1)
Dividends on convertible redeemable preference shares          -        (0.2)
                                                            ----       -----
Adjusted net income (loss) available to common
   shareholders-primary earnings per common share           56.9      (676.3)
                                                            ----       -----
Liquid Yield Option Notes discount amortization (net of
   income taxes of $3.7 million)                             6.9           -
                                                            ----       -----
Adjusted net income available to common shareholders -
   fully diluted earnings per common share                  63.8           -
                                                            ====       =====

Six months ended June 30                                 1997        1996
                                                        Number      Number

Weighted average number of common shares
   in issue                                          147,138,171 136,451,264
Weighted average number of common stock
   equivalents in issue resulting from:
   - Executive share option schemes                    8,079,836           -
   - Republic warrant                                    760,922           -
                                                     ----------- -----------
Weighted average number of common shares
   in issue as used in the computation of
   primary earnings (loss) per common share          155,978,929 136,451,264
Executive share option schemes                         1,639,185           -
Republic warrant                                         958,787           -
Assumed exchange of Liquid Yield Option Notes         21,888,899           -
                                                     ----------- -----------
Weighted average number of common shares
   in issue as used in the computation of
   fully diluted earnings per common share           180,465,800           -
                                                     =========== ===========

Six months ended June 30                                    1997        1996
                                                              $           $

Primary earnings (loss) per common share                    0.36       (4.96)
                                                            ====        ====
Fully diluted earnings per common share                     0.35           -
                                                            ====        ====
Notes

(i) A certain number of common stock equivalents resulting from executive share option schemes are anti-dilutive in the calculation of primary and fully diluted earnings (loss) per common share in 1997 and 1996.

(ii) The effect on fully diluted earnings per common share resulting from the assumed exchange of Liquid Yield Option Notes is anti-dilutive in 1996. The effect on fully diluted earnings per common share resulting from the assumed conversion of convertible capital bonds and convertible redeemable preference shares is anti-dilutive in 1996.




                                  ADT LIMITED
                     (since renamed TYCO INTERNATIONAL LTD.)

Exhibit No. 11.1

Computation of Earnings per Common Share

Three months ended June 30                                  1997        1996
                                                             $m          $m

Net income                                                  21.9        29.5
Dividends on convertible redeemable preference shares          -        (0.1)
                                                            ----        ----
Adjusted net income available to common shareholders -
   primary earnings per common share                        21.9        29.4
                                                            ----        ----
Liquid Yield Option Notes discount amortization (net of
    income taxes of $1.7 million)                              -         3.3
                                                            ----        ----
Adjusted net income available to common shareholders -
   fully diluted earnings per common share                  21.9        32.7
                                                            ====        ====

Three months ended June 30                               1997        1996
                                                        Number      Number

Weighted average number of common shares in issue 153,939,668 137,061,947 Weighted average number of common stock equivalents in issue resulting from:
   - Executive share option schemes                    8,857,594   5,169,311
                                                     ----------- -----------
Weighted average number of common shares in
   issue as used in the computation of primary
   earnings per common share                         162,797,262 142,231,258
Executive share option schemes                         1,017,929     550,552
Assumed exchange of Liquid Yield Option Notes                  -  21,913,538
                                                     ----------- -----------
Weighted average number of common shares in
   issue as used in the computation of fully
   diluted earnings per common share                 163,815,191 164,695,348
                                                     =========== ===========

Three months ended June 30                                  1997        1996
                                                              $           $

Primary earnings per common share                           0.13        0.21
                                                            ====        ====
Fully diluted earnings per common share                     0.13        0.20
                                                            ====        ====

Notes

(i) A certain number of common stock equivalents resulting from executive share option schemes are anti-dilutive in the calculation of primary and fully diluted earnings per common share in 1997 and 1996.

(ii) The effect on fully diluted earnings per common share resulting from the assumed exchange of Liquid Yield Option Notes is anti-dilutive in 1997. The effect on fully diluted earnings per common share resulting from the assumed conversion of convertible capital bonds and convertible redeemable preference shares is anti-dilutive in 1996.